UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2021

Krispy Kreme, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2116 Hawkins Street

Charlotte, North Carolina 28203

(Address of principal executive offices) (Zip Code)

(800) 457-4779

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2021, Cotton Parent, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of Krispy Kreme, Inc., a Delaware corporation (the “Company”), Krispy Kreme Doughnuts Inc., a North Carolina corporation (the “Parent Borrower”) and a wholly-owned subsidiary of the Company, as borrower, certain other wholly-owned subsidiaries of the Company, as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) entered into that certain Master Amendment No. 1 (the “Amendment”), which amended that certain Credit Agreement, dated as of June 13, 2019 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), by and among Holdings, the Parent Borrower, the lenders from time to time party thereto and the Administrative Agent, and certain other loan documents related thereto to, among other things, (i) allow financial reporting from the Company, (ii) calculate financial definitions and financial covenants including the Company and Holdings, (iii) expand certain representations and warranties and affirmative covenants that were applicable to Holdings to include the Company, and (iv) expand the passive holdings covenant to include the Company, with certain limited exceptions, to permit the Company and Holdings to, among other things, incur indebtedness and make certain restricted payments. The Amended Credit Agreement continues to provide for senior secured credit facilities in the form of $700.0 million in aggregate principal amount of initial term loans and $300.0 million of revolving capacity.

In connection with the Amendment, the Company entered into a joinder agreement (the “Joinder”) pursuant to which the Company became a party to the Amended Credit Agreement. The Company also became a guarantor of, and pledged substantially all of its assets as security for, the obligations under the Amended Credit Agreement.

The foregoing summary of the Amendment and the Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the Joinder, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 1.02. Termination of Material Definitive Agreement.

On July 7, 2021, the Company repaid in full all outstanding indebtedness and obligations under and terminated that certain $500.0 million senior term loan agreement, dated as of June 10, 2021, by and among the Company (as successor to Krispy Kreme Holdings, Inc.), JPMorgan Chase Bank, N.A., as administrative agent and the financial institutions party thereto, as lenders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Master Amendment No. 1, dated as of July 8, 2021, among Cotton Parent, Inc., Krispy Kreme Doughnuts, Inc., the other guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent.

10.2*	Joinder to Credit Agreement, dated as of July 8, 2021, between Krispy Kreme, Inc. and Citibank, N.A., as administrative agent.

*

Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME, INC.

By:	/s/ Michael Tattersfield
Name:	Michael Tattersfield
Title:	Chief Executive Officer

Date: July 12, 2021